UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 31, 2008
GENERAL NUTRITION CENTERS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-144396	72-1575168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code (412) 288-4600
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 31, 2008, General Nutrition Centers, Inc. (“Centers”) and its indirect parent, GNC Acquisition Holdings Inc. (“Holdings,” and together with Centers, “GNC”) entered into an employment agreement (the “Employment Agreement”) with Michael M. Nuzzo in connection with his previously-announced appointment as GNC’s Executive Vice President and Chief Financial Officer.
     The Employment Agreement provides for a two-year employment term ending October 31, 2010, with automatic one-year renewals thereafter subject to notice of nonrenewal by GNC or Mr. Nuzzo not less than thirty days prior to the end of the applicable employment period. The Employment Agreement provides for an annual base salary of $400,000 for Mr. Nuzzo, subject to certain upward adjustments. Mr. Nuzzo will also receive an annual performance bonus with a target bonus of 45% and a maximum bonus of 100% of Mr. Nuzzo’s annual base salary based upon Centers’ attainment of annual goals for the applicable year. Such annual goals shall be determined by Centers’ Board of Directors or Compensation Committee. The Employment Agreement is attached as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
Number	Description
10.1	Employment Agreement, dated October 31, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 4, 2008

GENERAL NUTRITION CENTERS, INC.
By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President and Chief Legal Officer

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